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                                                                       Exhibit 2

                              SETTLEMENT AGREEMENT

      Settlement Agreement, dated April 11, 2002 (this "Agreement"), by and between Robert S. Ellin, an individual residing at 350 East 79th Street, Apt. 38A, New York, NY 10021 ("Ellin"), Nancy J. Ellin, an individual residing at 350 East 79th Street, Apt. 38A, New York, NY 10021 ("Nancy Ellin"), Atlantis Equities, Inc., a New York corporation ("Atlantis"), Robert Ellin Family 1997 Trust, a trust formed under the laws of the State of New York (the "Trust"), Robert Ellin Profit Sharing Plan, an employee benefit plan formed under the laws of the United States (the "Plan", and together with Ellin, Nancy Ellin, Atlantis and the "Trust", the "Ellin Group"), and Forward Industries, Inc., a New York corporation (the "Company").

      WHEREAS, members of the Ellin Group own of record and/or beneficially 695,700 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock");

      WHEREAS, members of the Ellin Group have from time to time stated their views with respect to certain corporate governance and other matters relating to the Company and its business and affairs; and

      WHEREAS, the Ellin Group and the Company desire to resolve all outstanding disagreements that have arisen between them and to set forth the resolution of such disagreements in this Settlement Agreement and the Standstill Agreement and Release annexed as exhibits hereto (this Settlement Agreement, collectively with such exhibits, the "Agreements");

      NOW, THEREFORE, the parties hereto, in consideration of the premises hereinabove set forth, the mutual promises, conditions and undertakings set forth herein and other good and valuable consideration, intending to be legally bound hereby, do set forth their agreement as follows:

1. REPRESENTATIONS AND WARRANTIES. (a) Each individual member of the Ellin Group hereby represents and warrants that he or she (i) has the requisite power and legal capacity to enter into the Agreements; (ii) is subject to no condition, conflict, disability, limitation or other restriction with respect to the execution and delivery of the Agreements and discharge of his or her obligations relating thereto under the terms of any agreement, contract, arrangement or understanding, whether written or oral or the terms of any order, ruling, decision or decree of any court, administrative body or other governmental agency; (iii) together with the other members of the Ellin Group, accounts for 100% of the record and beneficial ownership of Common Stock (including securities convertible into and exercisable or exchangeable for Common Stock) owned by Ellin, his Affiliates, associates and all other persons with whom Ellin would constitute a group; (iv) has duly executed and delivered each Agreement, and each such Agreement constitutes his/her binding obligation enforceable in accordance with its respective terms; and (v) is subject to no requirement or obligation with respect to any authorization, approval or other action by, or any notice or application to, or any registration or filing with, any Federal, State or local governmental authority, agency, department or other regulatory body in connection with the due execution, delivery and performance of the Agreements pursuant to any applicable laws or any order, ruling, decision or decree of any court or administrative body, except for such

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filings as may be required pursuant to Section 13 under the Securities Exchange
Act of 1934 (the "Exchange Act");

(b) each of Atlantis, the Plan and the Trust hereby represents and warrants that
(i) it is duly organized under the laws of the jurisdiction of its organization and is validly subsisting as a corporation, Plan or trust, respectively, thereunder; (ii) it has the requisite power and authority to enter into the Agreements and perform its obligations hereunder and thereunder; (iii) together with the other members of the Ellin Group, accounts for 100% of the record and beneficial ownership of Common Stock (including securities convertible into and exercisable or exchangeable for Common Stock) owned by Ellin, his Affiliates, associates and all other persons with whom Ellin would constitute a group; (iv) the execution and delivery of the Agreements and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other applicable action and do not contravene the certificate of incorporation or bylaws, or other charter documents and instruments of such entity, as the case may be, and do not and will not violate the provisions of any agreement, indenture, contract, arrangement or understanding, whether written or oral, or the terms of any order, ruling, decision or decree of any court, administrative body or other governmental agency; to which such entity is a party or by which it may be bound, and the Agreements constitute its binding obligations enforceable in accordance with the respective terms thereof; and (v) no authorization, approval or other action by, no notice or application to, and no registration or filing with, any Federal, State or local governmental authority, agency, department or other regulatory body is required for the due execution, delivery and performance of this Agreement pursuant to any applicable laws or the order, ruling, decision or decree of any court or other administrative body, except for such filings as may be required pursuant to
Section 13 under the Exchange Act;

(c) the Company hereby represents and warrants that (i) it is corporation duly organized and validly subsisting under the laws of the State of New York; (ii) it has the requisite power and authority to enter into the Agreements and perform its obligations hereunder and thereunder; (iii) the execution and delivery of the Agreements and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action, do not contravene its certificate of incorporation or bylaws and do not and will not violate the provisions of any agreement, indenture, contract, arrangement or understanding, whether written or oral, or the terms of any order, ruling, decision or decree of any court, administrative body or other governmental agency; to which the Company is a party or by which it may be bound and the several Agreements constitute its binding obligations enforceable in accordance with the respective terms thereof; and (iv) no authorization, approval or other action by, no notice or application to, and no registration or filing with, any Federal, State or local governmental authority, agency, department or other regulatory body is required for the due execution, delivery and performance of this Agreement pursuant to any applicable laws or the order, ruling, decision or decree of any court or other administrative body, except for such filings as may be required pursuant to Section 13 under the Exchange Act.

(d) As used in this Agreement, the term "beneficial ownership" with respect to any securities has the meaning set forth in Rule 13d-3 under the Exchange Act; the terms "affiliates" and "associates" have the meanings as defined under the Exchange Act and the term "group" is used within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

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(e) The foregoing representations and warranties shall not terminate upon the execution and delivery of this Agreement but shall survive until such time as the Standstill Agreement referred to in Section 5 hereof is terminated in accordance with its terms.

2. APPOINTMENT OF DIRECTORS. Contemporaneously with the execution and delivery of this Agreement, (i) two members of the Company's Board of Directors (the "Board of Directors") will resign as members of the Board of Directors and (ii) the Board of Directors of the Company shall nominate and appoint Mr. Bruce Galloway and Mr. Jeff Kuhr to fill the vacancies on the Board of Directors resulting from such resignations, each to serve as a non-employee director on the Board of Directors. It is the intention of the Board of Directors to appoint each of Mr. Galloway and Mr. Kuhr as members of the compensation and audit committees, respectively, of the Board of Directors.

3. REIMBURSEMENT OF CERTAIN EXPENSES. The Company shall reimburse Ellin up to a maximum of $100,000 for his reasonable, out-of-pocket expenses for legal fees and disbursements actually incurred by Ellin in connection with the disagreements arising between Ellin and the Company, its officers or its directors during the 18 months next preceding the date of this Agreement (the "Claims"). All such legal fees and expenses to be reimbursed in respect of the Claims must be substantiated and documented in accordance with the Company's current payment policies. The Company shall effect such reimbursement by issuing its checks to Ellin's attorneys upon their delivery to the Company of appropriate documentation that substantiates the nature and expenditure of legal fees and expenses incurred in respect of the Claims.

4. ENGAGEMENT LETTER. Contemporaneously with the execution and delivery of this Agreement, Atlantis and the Company shall enter into an engagement letter, in substantially the form annexed hereto as Exhibit A, pursuant to which Atlantis will perform certain services for the Company, as set forth therein.

5. STANDSTILL AGREEMENT. Contemporaneously with the execution and delivery of this Agreement, the parties hereto shall execute and deliver the Standstill Agreement, of even date herewith, in substantially the form annexed hereto as Exhibit B.

6. EXCHANGE ACT FILINGS. Contemporaneously with the execution and delivery of this Agreement (but in any event not later than one business day thereafter),
(i) the Ellin Group shall file an amended Schedule 13D with the Securities and Exchange Commission in accordance with applicable rules and regulations of the Exchange Act in order to reflect the terms and conditions of this Agreement, or, if required in the reasonable opinion of legal counsel to Ellin, file a new Statement on Schedule 13D, in either case in substantially the form annexed hereto as Exhibit C, and (ii) as the parties may agree, Ellin or the Company, may cause to be issued a press release that describes or summarizes the agreements and undertakings set forth herein. The language to be contained in the amended Schedule 13D, or the new Schedule 13D, as the case may be, and the press release, as the case may be, shall have been agreed upon in form and substance by Ellin and the Company prior to such filing and issuance, respectively. None of the Ellin Group or any member thereof shall thereafter during the Standstill Period (as such term is defined in the Standstill Agreement) file an amendment to said Schedule 13D, file a new Schedule 13D or issue any press release with respect to the subject matter hereof or of the Standstill Agreement unless

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and until the Company shall have agreed in form and substance to the contents thereof prior to such filing or release.

7. GENERAL RELEASES. (a) Contemporaneously with the execution and delivery of this Agreement, Ellin and each other member of the Ellin Group shall execute and deliver to the Company a general release (the "Ellin Releases") of all claims against, or relating to, the Company, its officers, directors, agents and attorneys and their respective affiliates, including without limitation the Claims, in substantially the form annexed hereto as Exhibit D-1.

(b) Contemporaneously with the execution and delivery of this Agreement, the Company shall execute and deliver to each member of the Ellin Group a general release (the "Company Releases") of all claims against each member of the Ellin Group, and where applicable their respective officers, directors, trustees, agents and attorneys and their respective affiliates, including without limitation the Claims, in substantially the form annexed hereto as Exhibit D-2.

8. MISCELLANEOUS.

(a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(c) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

(d) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery of telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                      REST OF PAGE INTENTIONALLY LEFT BLANK

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If to Ellin:
                        Mr. Robert S. Ellin
                        350 East 79th Street
                        Apt. 38A
                        New York, NY  10021
                        copy to:
                        Brown Raysman Millstein
                        Felder & Steiner
                        900 Third Avenue
                        New York, NY  10022
                        Facsimile:  (212) 702-5941
                        Attention:  Joel M. Handel, Esq.



If to Nancy Ellin:
                        Mrs. Nancy J. Ellin
                        350 East 79th Street
                        Apt. 38A
                        New York, NY  10021
                        copy to:
                        Brown Raysman Millstein
                        Felder & Steiner
                        900 Third Avenue
                        New York, NY  10022
                        Facsimile:  (212) 702-5941
                        Attention:  Joel M. Handel, Esq.]

If to Atlantis Equities, Inc.:
                        Atlantis Equities, Inc.
                        Robert S. Ellin, President
                        750 Lexington Avenue
                        23rd Floor
                        New York, NY  10022
                        Attention:  Robert S. Ellin

If to Robert Ellin Family 1997 Trust:
                        Robert Ellin Family 1997 Trust
                        Marvin Ellin, Trustee
                        106 Central Park South
                        New York, NY  10019

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If to Robert Ellin Profit Sharing Plan:
                        c/o Robert Ellin, Trustee
                        c/o Atlantis Equities, Inc.
                        750 Lexington Avenue
                        New York, NY  10022

If to the Company:
                        Forward Industries, Inc.
                        1801 Green Road
                        Pompano Beach, FL 33064
                        copy to:
                        Hogan & Hartson
                        551 Fifth Avenue
                        New York, NY  10176
                        Facsimile: (212) 697-6686
                        Attention:  Jeffrey W. Rubin, Esq.

or too such other address as to the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(e) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or potion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(f) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(g) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

(h) Any suit, action or proceeding arising under or relating to this Agreement shall be brought in the Courts of the State of New York, and the parties hereto consent to the jurisdiction of any such courts, agree to service of process in any such suit, action or proceeding in any such

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court and agree that any such court and agree that any such court will be the proper and convenient forum for any such suit, action or proceeding.

(i) The agreements, undertakings, obligations and covenants set forth herein or in any Exhibit hereto on the part of the members of the Ellin Group shall bind them jointly and severally.

(j) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(k) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                      REST OF PAGE INTENTIONALLY LEFT BLANK


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              ROBERT S. ELLIN

                                              /s/ Robert S. Ellin
                                              --------------------------------


                                              NANCY ELLIN

                                              /s/ Nancy Ellin
                                              --------------------------------


                                              ATLANTIS EQUITIES, INC.


                                              /s/ Nancy Ellin
                                              --------------------------------
                                              By:
                                              Name: Nancy Ellin
                                              Title: President

                                              ROBERT ELLIN FAMILY 1997 TRUST


                                              /s/ Marvin Ellin, Trustee
                                              --------------------------------
                                              By:
                                              Name: Marvin Ellin
                                              Title: Trustee

                                              ROBERT ELLIN PROFIT SHARING PLAN


                                              /s/ Robert Ellin
                                              --------------------------------
                                              By:
                                              Name: Robert Ellin
                                              Title: Trustee

                                              FORWARD INDUSTRIES, INC.


                                              /s/ Jerome E. Ball
                                              --------------------------------
                                              By:
                                              Name: Jerome E. Ball
                                              Title: Chairman and CEO